Exhibit 21.1

FUTURELAND, CORP.

Subsidiaries of the Registrant

Item	Name	Place of Incorporation

1.	Aegea, LLC	Delaware

2.	Florida’s Heartland EB-5 Regional Center, LLC	Florida